UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2004

Associated Estates Realty Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

5025 Swetland Court, Richmond Hts., Ohio	44143-1467
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (216) 261-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exhange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2004, the Executive Committee Board of Directors of Associated Estates Realty Corporation (the "Company") duly authorized an amendment to the Second Amended and Restated Articles of Incorporation, as amended, of the Company (the "Articles Amendment") establishing the terms of the 8.70% Class B Series II Cumulative Redeemable Preferred Stock (the "Class B Series II Preferred Shares"). As described in more detail under Item 8.01 below, the Company has entered into a placement agent agreement and a purchase agreement for the sale of 2,320,000 depositary shares each representing a 1/10 fractional interest in a Class B Series II Preferred Share (the "Depositary Shares"), or an aggregate of 232,000 Class B Series II Preferred Shares, which sale is expected to occur on December 10, 2004.  The form of Articles Amendment, which is set forth as Exhibit 3.1 to this report, will be filed with the Secretary of State of the State of Ohio on or about December 8, 2004.

Item 8.01 Other Events.

On December 3, 2004, the Company entered into a Placement Agent Agreement (the "Placement Agent Agreement") with Cohen & Steers Capital Advisors, LLC ("Cohen & Steers") pursuant to which the Company engaged Cohen & Steers as placement agent for the offering of the Depositary Shares. Also on December 3, 2004, the Company entered into a purchase agreement (the "Purchase Agreement") with certain institutional investors and other purchasers (collectively, the "Purchasers"), pursuant to which the Purchasers have agreed to purchase, and the Company has agreed to sell, 2,320,000 Depositary Shares at a price of $25.00 per share. The Purchase Agreement provides that the obligations of the Purchasers to purchase the Depositary Shares are subject to customary closing conditions and that the closing of the sale will occur on or about December 10, 2004. The Depositary Shares are being offered pursuant to the Registration Statement on Form S-3, as amended (File No. 333-22419), filed by the Company on March 7, 1997.

A copy of the Placement Agent Agreement and the Purchase Agreement are attached hereto as Exhibits 1.1 and 1.2, respectively. The terms of the Class B Series II Preferred Shares are set forth in the Articles Amendment attached hereto as Exhibit 3.1 and the terms of the Depositary Shares are set forth in the form of depositary agreement to be entered into by the Company with National City Bank at the closing and attached hereto as Exhibit 4.2.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed with this report pursuant to Regulation S-K Item 601.

1.1	Placement Agent Agreement dated December 3, 2004.
1.2	Purchase Agreement dated December 3, 2004.
3.1	Form of Amendment to the Second Amended and Restated Articles of Incorporation, as amended, of the Registrant establishing the terms of the 8.70% Class B Series II Cumulative Redeemable Preferred Shares.
3.2	Second Amended and Restated Articles of Incorporation, as amended, of the Registrant.
4.1	Form of Certificate representing 8.70% Class B Series II Cumulative Redeemable Preferred Shares (incorporated herein by reference to Form 8-A filed by the Registrant on December 8, 2004).
4.2	Form of Deposit Agreement by and among Associated Estates Realty Corporation, National City Bank and the holders from time to time of the Depositary Receipts (which includes as an exhibit the form of Depositary Receipt) (incorporated herein by reference to Form 8-A filed by the Registrant on December 8, 2004).
12.1	Computation of ratio of earnings to fixed charges.
99.1	Press Release dated December 3, 2004.
99.2	Press Release dated December 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

December 8, 2004	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President,
Chief Financial Officer and Treasurer